UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 31, 2012

eDiets.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30559	56-0952883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue Suite 210 Pompano Beach, FL	33069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2012, eDiets.com, Inc. (the “Company”) filed a Form 8-K in connection with its entry into an Agreement and Plan of Merger (the “Merger Agreement”) with As Seen On TV, Inc., a Florida corporation (“ASTV”), eDiets Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of ASTV (“Merger Sub”), and certain other individuals named therein.

This Form 8-K/A amends the Form 8-K the Company filed on October 31, 2012 to include the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, ASTV, Merger Sub or any of their respective subsidiaries or affiliates.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company regarding entry into the Merger Agreement is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 31, 2012, by and among eDiets.com, Inc., As Seen on TV, Inc., eDiets Acquisition Company and certain other individuals named therein.
99.1	Press release issued by eDiets.com, Inc. on November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II Chairman

Date: November 1, 2012